UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nikola Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11\

LETTER TO THE STOCKHOLDERS STEPHEN GIRSKY Chairman of the Board

                    , 2022

Dear Fellow Stockholders:

On behalf of the board of directors, it is my pleasure to invite you to attend the 2022 Annual Meeting of Stockholders of Nikola Corporation, which is to be held at 9:00 a.m., Pacific Time (PT), on Wednesday, June 1, 2022 at www.virtualshareholdermeeting.com/NKLA2022 via live audio webcast.

As Chairman of the board of directors, I am pleased that Nikola accomplished a number of important milestones in 2021 despite the continued global COVID-19 pandemic and a challenging supply chain environment. We delivered the first Pre-Series Tre BEVs to customers and dealers and will start production in March of 2022. At the start of this year, we piloted our Tre FCEV alphas with Anheuser Busch InBev, including taking part in ABI’s “zero-emission delivery” ahead of this year’s Super Bowl in Los Angeles. We expect to pilot the Tre FCEV beta in the second half of this year with ABI and other customers, with production anticipated to start in the third quarter of 2023.

We were gratified that the Nikola Tre BEV was deemed eligible for the Hybrid and Zero Emissions Truck and Bus Voucher Incentive Program (HVIP) program meaning that purchasers can qualify to receive an up to $150,000 voucher incentive per truck, reducing the cost of owning our trucks in California. We continued to build out our Coolidge, Arizona manufacturing facility and we expect that Phase 1 of the facility will be completed by the end of the first quarter of 2022. We also executed additional customer LOIs in 2021, including with Heniff Transportation Systems, USA Truck, Saia LTL Freight, and Covenant Logistics Group.

As we look to take the next important steps on our journey, including scaling production of the Nikola Tre BEV, we hired Michael Lohscheller as President of Nikola Motors. Michael is a seasoned executive who was previously Volkswagen Group of America Executive Vice President and CEO of Opel. His experience building Opel’s prominence as an electric vehicle company and in achieving sustainable profitability is directly relevant to our near and long-term goals.

We added Lynn Forester de Rothschild of Inclusive Capital Partners on our board of directors. Lynn brings to the board significant work experience and insights on environmental and social issues. Diversity continues to be important to us as we build our board.

It’s worth highlighting that like last year, our executive officers remain committed to our long-term success and have willingly foregone near-term cash compensation, receiving an annual salary of $1. Our stock-based compensation model ensures that our stockholders are rewarded by our performance over time prior to our executive officers realizing compensation.

I am more excited than ever about your company’s future as a leader in zero-emission transportation this year and beyond. Thank you for your continued support of Nikola.

Sincerely,

/s/ Stephen J. Girsky

Stephen J. Girsky

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 1, 2022

To Our Stockholders:

Nikola Corporation will hold its 2022 Annual Meeting of Stockholders at 9:00 a.m., Pacific Time (PT), on Wednesday, June 1, 2022 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NKLA2022 and using the control number included in your proxy materials.

We are holding this Annual Meeting:

•	to elect ten directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

•	to approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000;

•	to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 4, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the instructions on pages 2 and 3 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ Britton M. Worthen

Britton M. Worthen

Chief Legal Officer and Secretary

Phoenix, Arizona

                    , 2022

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 1, 2022.

The Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED MARCH 11, 2022

INFORMATION CONCERNING VOTING AND SOLICITATION

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Nikola Corporation, a Delaware corporation (“we,” “us,” “our,” “Nikola” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Wednesday, June 1, 2022 at 9:00 a.m., Pacific Time (PT), and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about April 7, 2022.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on April 4, 2022, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What proposals will be voted on at the Annual Meeting?

Four proposals will be voted on at the Annual Meeting:

•	The election of ten directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

•

The approval of an amendment to the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000;

•	The approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

1 | 2022 PROXY STATEMENT

Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

What are the Board’s recommendations?

Our board of directors recommends that you vote:

•	The election “FOR ALL” of the director nominees;

•	“FOR” the approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000;

•	“FOR” the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, April 4, 2022, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 4141 E Broadway Road, Phoenix, Arizona 85040. Please contact our Secretary by telephone at (559) 464-5652 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination during the Annual Meeting using the control number included in your proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, the stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their broker, bank or nominee. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Telephone — Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their broker, bank or nominee. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

NIKOLA CORPORATION | 2

Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

By Mail — If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” nominees in Proposal 1, “FOR” Proposal 2, “FOR” in Proposal 3 and “FOR” Proposal 4. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their broker, bank or other nominee.

At the Virtual Meeting — Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NKLA2022 and using the control number included on your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank or nominee and present it to Continental at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect.

For Proposal 2, the approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000. Proposal 3, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, and Proposal 4, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” these proposals. Broker non-votes will have no effect for Proposal 3.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (the election “FOR ALL” of the nominees to the board of

3 | 2022 PROXY STATEMENT

Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

directors, “FOR” approving an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000, “FOR” approving, on a non-binding advisory basis, the compensation of our named executive officers and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What vote is required to approve each item?

For Proposal 1, the election of directors, the ten nominees receiving the most affirmative “FOR” votes will be elected.

Proposal 2, the approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000, requires the affirmative “FOR” vote of the holders of a majority of the then outstanding shares of our common stock.

Proposal 3, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, and Proposal 4, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, require the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the question.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of The New York Stock Exchange, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 2, approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000, and Proposal 4, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, all other proposals to be voted on at the Annual Meeting are considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these “non-routine” proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single nominee.

What constitutes a quorum?

The holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Annual Meeting, shall constitute a quorum. As of the close of business on the Record Date, there were                shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, or call (559) 464-5652. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

NIKOLA CORPORATION | 4

Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?

We believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NKLA2022. To participate in, vote or ask questions at the Annual Meeting, you will also need the control number, which is included in your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m., Pacific Time (PT), on Wednesday, June 1, 2022. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 8:45 a.m., Pacific Time (PT), on Wednesday, June 1, 2022.

If you wish to submit a question during the Annual Meeting, you may log into the Annual Meeting using your control number and enter and submit your question. We will answer questions that comply with our meeting rules of conduct, subject to time constraints.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. For technical support, please call the VSM Shareholder Meeting Basic Support Line at (844) 986-0822, or at (303) 562-9302 for international callers.

What is the mailing address of our principal executive office?

The mailing address of our principal executive office is Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

IMPORTANT

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

5 | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Our board of directors currently consists of ten directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors.

Ten directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. The sustainability, nominating and corporate governance committee of the board of directors has recommended, and the board of directors has designated, Mark A. Russell, Stephen J. Girsky, Lynn Forester de Rothschild, Sooyean (Sophia) Jin, Michael L. Mansuetti, Gerrit A. Marx, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith and DeWitt C. Thompson, V as the nominees to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified, and each has indicated to us that he or she will be able to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the board of directors, taking into account any recommendations of the sustainability, nominating and corporate governance committee, to fill such vacancy.

NIKOLA CORPORATION | 6

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Diversity Matrix (As of April 4, 2022):

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7

Part II: Demographic Background

African American or Black		1

Alaskan Native or Native American

Asian	1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	2	6

LGBTQ+

Did Not Disclose Demographic Background

7 | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

THE NAMES OF THE NOMINEES AND CERTAIN BIOGRAPHICAL INFORMATION AS OF APRIL 4, 2022 ARE SET FORTH BELOW:

MARK A. RUSSELL

BIOGRAPHICAL INFORMATION

Mark A. Russell has served as our President and Chief Executive Officer and a member of our board of directors since June 2020. Prior to that, Mr. Russell served as President of Nikola Corporation, a Delaware corporation (“Legacy Nikola”), prior to the completion of our business combination with VectoIQ Acquisition Corp. (“VectoIQ”) on June 3, 2020 (the “Business Combination”), from February 2019 to June 2020, and as a member of Legacy Nikola’s board of directors from July 2019 to June 2020. From August 2018 to February 2019, Mr. Russell explored new opportunities. Prior to that, Mr. Russell served as President and Chief Operating Officer of Worthington Industries (NYSE: WOR), a diversified metals manufacturing company, from August 2012 to August 2018. Mr. Russell received a B.I.S. in integrated studies from Weber State University and a juris doctor from Brigham Young University.

QUALIFICATIONS

We believe Mr. Russell is qualified to serve on our board of directors due to his extensive leadership and management experience at various public and private companies, including his experience serving as our President and Chief Executive Officer.

DIRECTOR SINCE: JUNE 2020 AGE: 59

DIRECTOR SINCE: JANUARY 2018 AGE: 59

STEPHEN J. GIRSKY

BIOGRAPHICAL INFORMATION

Stephen J. Girsky served as President, Chief Executive Officer and a director of VectoIQ, our predecessor company, from January 2018 to June 2020 and continues to serve on our board of directors following the completion of the Business Combination. Mr. Girsky is a Managing Partner of VectoIQ, LLC, an independent advisory and investment firm based in New York. Mr. Girsky served in a number of capacities at General Motors Company (NYSE: GM), a vehicle manufacturer (“General Motors”), from November 2009 until July 2014, including Vice Chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, global research & development and global purchasing and supply chain. Mr. Girsky also served on General Motors’ board of directors following its emergence from bankruptcy in June 2009 until June 2016. Mr. Girsky currently serves on the board of directors of Brookfield Business Partners Limited, the general partner of Brookfield Business Partners, L.P. (NYSE: BBU; TSX BBU.UN), a private equity company. Mr. Girsky received a bachelor of science degree in mathematics from the University of California, Los Angeles and an M.B.A. from Harvard University.

QUALIFICATIONS

We believe Mr. Girsky is qualified to serve on our board of directors due to his extensive leadership and business experience, including his experience as a director of numerous public companies, together with his background in finance and public company governance.

NIKOLA CORPORATION | 8

PROPOSAL 1 — ELECTION OF DIRECTORS

LYNN FORESTER DE ROTHSCHILD

BIOGRAPHICAL INFORMATION

Lynn Forester de Rothschild serves as a co-founding and managing partner of Inclusive Capital Partners, an investment manager, since 2000. Ms. de Rothschild also serves as the Chair of E.L. Rothschild LLC, a private investment company with investments in media, information technology, agriculture, financial services, and real estate worldwide, where she served as Chief Executive Officer from June 2003 until August 2020. Since 2000, Ms. de Rothschild also serves as a member of the board of directors and currently serves on the nominating and environmental social governance committee of Estee Lauder Companies Inc. (NYSE: EL), an American multinational manufacturer and marketer of skincare, makeup, fragrance and hair care products. Ms. de Rothschild has also served as a director of The Economist Newspaper Limited, a media company, as well as the board of directors of Gulfstream, General Instrument, Weather Central and Bronfman-Rothschild. Ms. de Rothschild serves on the board and executive committee of The Peterson Institute for International Economics, an American think tank based in Washington, D.C. Ms. de Rothschild also serves as the founder and chair of the Coalition for Inclusive Capitalism, a global non-profit organization that works with leaders to make capitalism inclusive and its benefits more widely and equitably shared, and as the founder and co-chair of the Council for Inclusive Capitalism. Ms. de Rothschild holds a bachelor’s degree from the Pomona College and a J.D. from Columbia University.

QUALIFICATIONS

We believe Ms. Forester is qualified to serve on our board of directors due to her extensive business experience and experience serving on public company boards, including serving on nominating and environmental and social governance committees.

DIRECTOR SINCE: FEBRUARY 2022 AGE: 67

SOPHIA JIN

BIOGRAPHICAL INFORMATION

Sophia Jin has served as a member of our board of directors since June 2020, and prior to that, a member of Legacy Nikola’s board of directors from May 2019 to June 2020. Ms. Jin has served as senior director of venture investments of Hanwha Holdings USA, an investment-supporting organization for Hanwha affiliates pursuing strategic investments and M&A activities within North America, since January 2019, and served as director of venture investment of Hanwha Holdings USA from January 2018 to December 2018. Prior to that, Ms. Jin held various positions at Hanwha Q CELLS America Inc., a global solar cell and module manufacturer, including director of corporate planning from July 2013 to June 2015 and director and head of marketing from July 2015 to December 2017. Ms. Jin received a bachelor’s degree in business administration from Seoul National University and an M.B.A. from the Stanford University Graduate School of Business.

QUALIFICATIONS

We believe Ms. Jin is qualified to serve on our board of directors due to her extensive experience with renewable energy companies.

DIRECTOR SINCE: JUNE 2020 AGE: 43

9 | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR SINCE: JUNE 2020 AGE: 56

MICHAEL L. MANSUETTI

BIOGRAPHICAL INFORMATION

Michael L. Mansuetti has served as a member of our board of directors since June 2020, and prior to that, a member of the board of directors of Legacy Nikola from September 2019 to June 2020. Since July 2012, Mr. Mansuetti has been the President of Robert Bosch LLC, an automotive component supply company. Mr. Mansuetti received a bachelor of science degree in mechanical engineering from Clemson University.

QUALIFICATIONS

We believe Mr. Mansuetti is qualified to serve on our board of directors due to his expertise in advanced manufacturing, operations, and management and extensive leadership experience.

DIRECTOR SINCE: JUNE 2020 AGE: 46

GERRIT A. MARX

BIOGRAPHICAL INFORMATION

Gerrit A. Marx has served as a member of our board of directors since June 2020, and prior to that, a member of Legacy Nikola’s board of directors from September 2019 to June 2020. Mr. Marx has served as Chief Executive Officer of Iveco Group N.V. since January 2022 and as Chief Executive Officer of Iveco S.p.A. (“Iveco”) since January 2019, a commercial goods manufacturing company, and as President of commercial and specialty vehicles of CNH Industrial N.V. (“CNHI”) (Nasdaq: CNHI), an industrial goods manufacturing company, from January 2019 until December 2021. Prior to joining CNHI, Mr. Marx served as an operating partner at Bain Capital, a global private equity firm, from December 2012 to December 2018. Mr. Marx served as interim Chief Executive Officer of Wittur Holding GmbH, an elevator component manufacturing company, from May 2017 to March 2018 and as interim President of power tools of Apex Tool Group, LLC, a hand and power tool manufacturing company, from November 2014 to April 2015. Mr. Marx received a master of engineering equivalent in mechanical engineering and an M.B.A. equivalent from RWTH Aachen University, Germany, and a doctorate in business administration from Cologne University, Germany.

QUALIFICATIONS

We believe Mr. Marx is qualified to serve on our board of directors due to his extensive experience in the automobile industry as well as his experience in finance.

NIKOLA CORPORATION | 10

PROPOSAL 1 — ELECTION OF DIRECTORS

MARY L. PETROVICH

BIOGRAPHICAL INFORMATION

Mary L. Petrovich has served as a member of our board of directors since December 2020. She has served as an operating executive at the Carlyle Group, a global asset management company, since June 2011, and as an advisor to American Security Partners, a private equity firm, since September 2013. Ms. Petrovich served in various capacities at AxleTech International, a supplier of off-highway and specialty vehicle drive train systems and components, as Executive Chair from December 2014 through July 2019, following its acquisition by General Dynamics, as General Manager from 2008 to 2011, and as Chairman and Chief Executive Officer, from 2001 to 2008. Ms. Petrovich has served on the board of directors of Woodward, Inc. (Nasdaq: WWD), a designer, manufacturer, and service provider of control solutions for the aerospace and industrial markets, since 2002. Ms. Petrovich served as a director of WABCO Holdings Inc. (NYSE: WBC), a global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for manufacturers of commercial trucks, buses and trailers, and passenger cars, from November 2011 to December 2018. Ms. Petrovich also serves as chairman of the board of DealerShop, North America’s largest buying group for car dealers and a private company, and Traxen, a private company focused on developing useful combination of technologies to promote safe driving, efficient fuel use and to provide beneficial and actionable big data to heavy-duty trucking industry. Ms. Petrovich received a bachelor’s degree in engineering from the University of Michigan, and an M.B.A. from Harvard University.

QUALIFICATIONS

We believe Ms. Petrovich is qualified to serve on our board of directors due to her extensive experience in the automotive industry, and in particular, the trucking industry.

DIRECTOR SINCE: DECEMBER 2020 AGE: 59

STEVEN M. SHINDLER

BIOGRAPHICAL INFORMATION

Steven M. Shindler has served as a member of our board of directors since September 2020. He served as Chief Financial Officer of VectoIQ from January 2018 through the completion of the Business Combination. Mr. Shindler is a director of NII Holdings, Inc., a holding company that previously owned providers of wireless communication services under the Nextel brand in Latin America. Mr. Shindler served as Chief Executive Officer of NII from 2012 to August 2017 as well as from 2000 to 2008. Mr. Shindler guided NII through a financial restructuring that included sales of its core businesses in Mexico, Peru, Argentina and Chile, as well as a voluntary petition seeking relief under Chapter 11 of the U.S. Bankruptcy Code in September 2014, where he continued in the Chief Executive Officer role following its emergence from bankruptcy in June 2015. Mr. Shindler served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc., a wireless service operator, from 1996 to 2000. Prior to joining Nextel, Mr. Shindler was Managing Director of Communications Finance at The Toronto Dominion Bank. Mr. Shindler is also a founding partner of RIME Communications Capital, a firm that has invested in early stage media, tech and telco companies. Mr. Shindler received a bachelor of arts degree in economics from the University of Michigan and an M.B.A. from Cornell University.

QUALIFICATIONS

We believe Mr. Shindler is qualified to serve on our board of directors due to his corporate financial management and strategic planning experience, including financial and operational knowledge and experience.

DIRECTOR SINCE: SEPTEMBER 2020 AGE: 59

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PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR SINCE: NOVEMBER 2020 AGE: 59

BRUCE L. SMITH

BIOGRAPHICAL INFORMATION

Bruce L. Smith has served as a member of our board of directors since November 2020. He has served as chairman and chief executive officer of Detroit Manufacturing Systems LLC, a Tier 1 component manufacturer for global automotive brands, since July 2018. Prior to joining Detroit Manufacturing Systems LLC, Mr. Smith served as President and Chief Executive Officer of BTM Company, a global leader of precision engineered tooling and production equipment, from July 2015 to July 2018. Mr. Smith also served as President and Chief Executive Officer of Elyria & Hodge Foundries, a company that produces complex gray and ductile iron castings, from April 2009 to July 2015, President and Chief Operating Officer of Guilford Mills, a high-tech performance fabrics supplier, from May 2005 to April 2009, President and Chief Executive Officer of Piston Group, an automotive supplier, from 2003 to 2005, and president and chief operating officer of United Plastics Group, an international plastics manufacturer, from 2001 to 2003. Mr. Smith received a bachelor’s degree in mechanical engineering from Carnegie Mellon University, and an M.B.A. from Harvard University.

QUALIFICATIONS

We believe Mr. Smith is qualified to serve on our board of directors due to his extensive experience in the manufacturing industry.

DIRECTOR SINCE: JUNE 2020 AGE: 49

DEWITT C. THOMPSON, V

BIOGRAPHICAL INFORMATION

DeWitt C. Thompson, V has served as a member of our board of directors since June 2020, and prior to that, a member of Legacy Nikola’s board of directors from July 2017 to June 2020. Mr. Thompson has served as Chairman and Chief Executive Officer of Thompson Machinery Commerce Corporation, a Caterpillar distributor in Tennessee and Mississippi, servicing heavy machinery, on-highway trucks, and power systems, since 1995. He has also served as Chairman for Aries Clean Energy since April 2010. Mr. Thompson founded PureSafety in 1999 and served as Chairman until the purchase of that company by Underwriters Laboratories in 2011. Mr. Thompson is also an owner and director of the Nashville Predators and sits on the board of directors for Wealth Access. He received a bachelor of science degree from the engineering school at Vanderbilt University.

QUALIFICATIONS

We believe Mr. Thompson is qualified to serve on our board of directors due to his extensive experience in renewable energy and machinery.

✓	The Board of Directors Recommends a Vote “FOR” the Election of the Nominees Set Forth Above as Directors of the Company.

NIKOLA CORPORATION | 12

PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS

The board of directors nominates directors and elects new directors to fill vacancies when they arise. The sustainability, nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board of directors for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our sustainability, nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the rules of Nasdaq and that one or more of our directors is an “audit committee financial expert” under the rules of the SEC.

The sustainability, nominating and corporate governance committee believes it appropriate for our President and Chief Executive Officer to participate as a member of the board of directors.

Prior to our annual meeting of stockholders, our sustainability, nominating and corporate governance committee identifies nominees by evaluating the current directors who are willing to serve on our board of directors. The candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the sustainability, nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board of directors or other event, then the committee will consider whether to replace the director or to decrease the size of the board of directors. If the decision is to replace a director, the sustainability, nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the sustainability, nominating and corporate governance committee based on the membership criteria described above and set forth in our Corporate Governance Guidelines. The sustainability, nominating and corporate governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the sustainability, nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate.

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PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR INDEPENDENCE

Our board of directors determined that each of our directors, other than Mark A. Russell, qualify as an independent director, as defined under the Nasdaq listing rules and that our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements. Our board of directors considered the fact that Messrs. Girsky and Shindler served as President and Chief Executive Officer and Chief Financial Officer, respectively, of VectoIQ, our predecessor company prior to our Business Combination that was completed in June 2020, and in such respective capacities, participated in the preparation of financial statements of VectoIQ, but did not participate in the preparation of Legacy Nikola’s financial statements. Based on input from Nasdaq, our board of directors determined that Messrs. Girsky and Shindler qualify as independent directors. There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee in 2021, which included Mary L. Petrovich, Gerrit A. Marx, Bruce L. Smith and DeWitt C. Thompson, V, was at any time during 2021 or at any other time an officer or employee of ours. Other than disclosed below under the heading “Certain Relationships and Transactions with Related Persons,” no member of our compensation committee had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

BOARD MEETINGS

Our board of directors held 15 meetings during 2021. Each director who served on our board of directors in 2021 attended at least 75% of the aggregate meetings held by the board of directors and the committees on which such director served during the time such director was a director, except for Mary L. Petrovich and Bruce L. Smith. We do not have a policy that requires the attendance of directors at our annual meeting of stockholders.

Meeting of Non-Management and Independent Directors and Communications with Directors

The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If a stockholder wishes to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors or committee of the board of directors based on the subject matter.

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PROPOSAL 1 — ELECTION OF DIRECTORS

BOARD COMMITTEES

We have an audit committee, a compensation committee, and a sustainability, nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and Nasdaq. We intend to comply with future requirements to the extent they are applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee
Current Members: Steven Shindler (Chair) Sophia Jin Michael L. Mansuetti Number of Meetings in 2021: 5

The functions of this committee include, among other things:

•    evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•  reviewing our financial reporting processes and disclosure controls;

•  reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•  reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

•  reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•  preparing the report that the SEC requires in our annual proxy statement;

•  reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•  reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•  reviewing and evaluating the audit committee charter biennially and recommending any proposed changes to the board of directors;

•  obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•  monitoring the rotation of our independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;

•  prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•  reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•  reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments; and

•  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or other matters.

Our board of directors has determined that each member of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Our board of directors determined that Mr. Shindler qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the board of directors considered Mr. Shindler’s education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Compensation Committee
Current Members: Mary L. Petrovich (Chair) Gerrit A. Marx DeWitt C. Thompson, V Number of Meetings in 2021: 4

The functions of this committee include, among other things:

•  reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•  reviewing and approving the compensation and other terms of employment of our executive officers;

•  reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•  making recommendations to the board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board of directors;

•  reviewing and making recommendations to the board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•  reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•  administering our equity incentive plans, to the extent such authority is delegated by the board of directors;

•  reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for our executive officers;

•  reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•  preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•  reviewing and evaluating the compensation committee charter biennially and recommending any proposed changes to the board of directors.

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and our board of directors has determined that each of the members satisfies the independence requirements of Nasdaq.

NIKOLA CORPORATION | 16

PROPOSAL 1 — ELECTION OF DIRECTORS

Sustainability, Nominating and Corporate Governance Committee
Current Members: Stephen J. Girsky (Chair) Lynn Forester de Rothschild Bruce L. Smith Number of Meetings in 2021: 4

The functions of this committee include, among other things:

•  identifying, reviewing and making recommendations of candidates to serve on the board of directors;

•  evaluating the performance of the board of directors, committees of the board of directors and individual directors and determining whether continued service on the board of directors is appropriate;

•  evaluating nominations by stockholders of candidates for election to the board of directors;

•  evaluating the current size, composition and organization of the board of directors and its committees and making recommendations to the board of directors for approvals;

•  developing a set of corporate governance policies and principles and recommending to the board of directors any changes to such policies and principles;

•  reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the board of directors current and emerging corporate governance trends;

•  discussing with management, as appropriate, the policies, programs, practices, and reports concerning environmental and social governance, including sustainability, environmental protection, community and social responsibility and human rights; and

•  reviewing periodically the sustainability, nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the board of directors.

Our board of directors has determined that each of the members of our sustainability, nominating and corporate governance committee satisfies the independence requirements of Nasdaq.

17 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE: SEPARATION OF THE ROLES OF CHAIRMAN AND CEO

We have chosen to separate the roles of chairman of the board of directors and Chief Executive Officer. Our board of directors believes that separating these roles is the most appropriate structure for Nikola. Our board of directors believes that an independent chairman enables the board of directors to more effectively and objectively monitor our performance, and that of the Chief Executive Officer and our executive officers. By separating these roles, our board of directors believes that Mr. Russell can devote his attention to executing our strategy while Mr. Girsky can take responsibility for leading the board of directors.

In his role as the independent chairman, Mr. Girsky undertakes several responsibilities with respect to the operations and functioning of our board of directors. Among these responsibilities are the following: presides at meetings of our board of directors; presides over executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with committee chairs to oversee coordinated coverage of board responsibilities; and undertakes such other responsibilities as our board of directors may assign to him from time to time.

Mr. Girsky has served as the independent chairman of the board of directors since September 2020.

If our chairman of the board of directors is not an independent director, our board of directors will appoint an independent director to serve as lead independent director in accordance with our Corporate Governance Guidelines.

Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, as well as the COVID-19 pandemic and cybersecurity risks. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

NIKOLA CORPORATION | 18

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The sustainability, nominating and corporate governance committee assists the board of directors in implementing and adhering to our Corporate Governance Guidelines. Our Corporate Governance Guidelines are reviewed at least annually by the sustainability, nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

Code of Business Conduct and Ethics

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of Nasdaq. Our board of directors will continue to evaluate our corporate governance principles and policies.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;

•	confidentiality;

•	conflicts of interest;

•	corporate opportunities;

•	fair dealing;

•	payments or gifts from others;

•	health and safety;

•	insider trading;

•	protection and proper use of company assets; and

•	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. Our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to our Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our sustainability, nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.nikolamotor.com within four business days following the date of such amendment or waiver.

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CORPORATE GOVERNANCE

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, compensation and sustainability, nominating and corporate governance committees and other corporate governance documents, are posted on the investors section of our website at www.nikolamotor.com/investors under the heading “Corporate Governance — Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

Environmental, Social, and Governance (ESG)

Our core mission is to combat climate change through transforming transportation with clean vehicle and clean energy solutions. Battery electric vehicles (BEV) and fuel cell electric vehicles (FCEV) serve to reduce climate emissions and criteria pollutants to help us tackle the climate crisis and human health impacts caused by traditional combustion technologies and fuel sources. While our zero emission trucks are a large part of the solution, we are building a more comprehensive sustainability approach that includes the emission, material and production lifecycles of our truck and energy products across environmental, social and governance (ESG) factors.

Having a strong ESG program is core to our values and mission and we have initiated building our strategy by appointing a Global Head of ESG and completing a materiality assessment in partnership with Nasdaq Corporate Solutions. Using the results of the assessment, over the coming year, we plan to develop a detailed strategy with goals, programs, and metrics for our priority environmental, social and governance issues.

To ensure board and executive guidance and oversight of our strategy and performance, we have integrated ESG into the charter of our sustainability, nominating and corporate governance committee. We believe this enhances oversight that was already in place over several ESG factors such as diversity, equity and inclusion, code of conduct, ethics, audit, compensation, and others.

We have a talented and highly engaged workforce and are committed to developing best-in-class programs to attract, develop and retain employees. Employee engagement, measured three times per year, has consistently outpaced external benchmarks and shows overall high satisfaction with the company. We are focused on creating a diverse, equitable and inclusive workforce and have a population that is now over 53% diverse from an ethnicity perspective. We improved our female representation to just over 20% in 2021, which is a 37% increase from 2020, and we have a strong focus on continuing to increase our gender diversity.

We strive to be a leader in corporate responsibility and demonstrate our values through responsible business practices. Our corporate governance is guided by a Business Code of Conduct and Ethics and supplemented by an Ethics and Whistleblower hotline available to all stakeholders to report concerns. We are committed to transparency and our strategy will include improved disclosure of our programs and performance through our website, annual filings and reports, as well as key ESG ratings agencies.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”

NIKOLA CORPORATION | 20

CORPORATE GOVERNANCE

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and our stockholders.

Commercial Agreements

Agreements with Bosch Entities

On March 2, 2020, Legacy Nikola entered into a Commercial Letter Agreement with Nimbus, an affiliate of Robert Bosch GmbH, whereby Legacy Nikola agreed to use Nimbus’ affiliates’ autonomous driving components on Legacy Nikola’s autonomy equipped trucks, subject to certain conditions, negotiate inverter development, fuel cell power module development and part supply with Nimbus, and obligate Legacy Nikola to receive services resulting in a minimum payment to Nimbus and its affiliates. We believe the terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

We maintain commercial relationships with Robert Bosch, LLC, Robert Bosch Battery Systems, LLC, and Robert Bosch Automotive Steering, LLC (collectively, the “Bosch Entities”). Michael L. Mansuetti is the President of Robert Bosch, LLC. Robert Bosch GmbH is the parent company of the Bosch Entities, and Nimbus is an affiliate of Robert Bosch GmbH. During the year ended December 31, 2021, we recorded purchases of $26.0 million to these entities. As of December 31, 2021, we recorded $2.6 million of accounts payable and $6.1 million in accrued expenses to these entities.

Additionally, during 2021, we acquired a license to Bosch fuel cell power modules for use in the production of our fuel cell electric vehicles (“FCEV”). As of December 31, 2021, we accrued $45.3 million for the acquisition of the license.

Mr. Mansuetti does not have a material interest in the transactions described above.

Agreements with CNHI/Iveco

On September 30, 2019, Legacy Nikola entered into a European alliance agreement with CNHI and Iveco (“the European Alliance Agreement”) whereby Legacy Nikola and CNHI/Iveco agreed to establish an entity for the purposes of designing, developing, engineering and manufacturing pure electric and hydrogen heavy trucks in Europe. Iveco is a beneficial owner of more than 5% of our common stock and Gerrit A. Marx, a member of our board of directors, serves as Chief Executive Officer of each of Iveco Group N.V. and Iveco. Pursuant to the European Alliance Agreement, Legacy Nikola and Iveco will contribute equal amounts of cash and in kind contributions necessary for each of party to subscribe to 50% of the capital stock of the entity contemplated by the agreement. The initial term of the European Alliance Agreement expires on December 31, 2030, with automatic renewals of ten-year periods unless terminated by either party with written notice received by the non-terminating party no later than December 31, 2029 for the initial term and no later than the end of the 7th year of any subsequent term. As a result of this agreement, we issued to Iveco 25,661,448 shares of Series D preferred stock in exchange for a license valued at $50.0 million pursuant to an S-WAY Platform and Product Sharing Agreement, $100.0 million in-kind services, pursuant to a Technical Assistance Service Agreement, or the Technical Assistance Service Agreement, and $100.0 million in cash. As of December 31, 2021, we have utilized the full balance of in-kind services, which were recognized through research and development expense. We believe the contribution and capitalization terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

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CORPORATE GOVERNANCE

During the year ended December 31, 2021, we recorded purchases of $31.0 million to these entities and their subsidiaries. As of December 31, 2021, we recorded $0.5 million of accounts payable and $7.0 million in accrued expenses to these entities and their subsidiaries.

Mr. Marx does not have a material interest in the transactions described above.

Transactions with Executive Officers

On June 2, 2020, T&M Residual, LLC (“T&M Residual”), an entity owned by Trevor R. Milton, our founder and former executive chairman of our board of directors, and Mr. Russell and managed by Mr. Milton, transferred 26,822,363 shares of Legacy Nikola common stock to Mr. Milton, who then contributed the shares to M&M Residual. In connection with such transfer, Mr. Milton was granted a proxy to vote the remaining shares of common stock held by T&M Residual until the earlier of June 2, 2023 or the earlier death or permanent disability of Mr. Milton. As part of the same transaction, Mr. Russell was appointed as the manager of T&M Residual

Related Person Transaction Approval

Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our chief legal officer and audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the materiality and character of the related person’s direct and indirect interest;

•	the related person’s actual or apparent conflict of interest;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee approves only those transactions that it determines are fair to us and in our best interests.

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CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

The discussion below relates to the compensation of our non-employee directors for the fiscal year ending December 31 2021.

Our non-employee director compensation program is designed to provide competitive compensation and to reward directors solely in the form of stock-based compensation to align the interests of directors with the interests of stockholders. Compensation consists of an annual grant of a restricted stock unit award under our 2020 Stock Incentive Plan (the “2020 Stock Plan”) with a grant date fair market value of $200,000, which vests in full on the first anniversary of such grant date, subject to continued service through such vesting date. In addition, each committee chair is awarded an annual grant of RSUs with a grant date fair market value of $10,000, to vest in full on the first anniversary of such grant date, subject to continued service through such vesting date. The chairman of our board of directors is awarded an annual grant of RSUs with a grant date fair market value of $350,000, to vest in full on the first anniversary such grant date, subject to continued service through such vesting date.

Role	Cash Retainer $	Equity Retainer $	Special Equity Retainer $	Total Compensation $
Chairman of the Board of Directors	—	200,000	150,000	350,000
Chair of a Committee	—	200,000	10,000	210,000
Director	—	200,000	—	200,000

Grants of RSUs under the non-employee director compensation program are granted annually concurrent with grants made to our named executive officers, with the number of shares subject to such annual RSU grant based upon the average closing stock price of our common stock over the 21-trading days prior to the grant date.

Compensation under the director compensation program is subject to the annual limits on non-employee director compensation set forth in our 2020 Stock Plan. In addition, each equity award granted to eligible directors under the director compensation program will vest in full immediately prior to the occurrence of a change in control (as defined in our 2020 Stock Plan) to the extent outstanding at such time, subject to continued service through the closing of such change in control.

We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings. Employee directors do not receive any compensation for service as a member of our board of directors.

23 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2021. The number of RSUs granted was determined by dividing the target grant value by the average closing stock price over the 21-trading days prior to the date of grant.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Stephen J. Girsky	—	327,230	—	327,230
Sophia Jin	—	186,990	—	186,990
Michael L. Mansuetti	—	186,990	—	186,990
Gerrit A. Marx	—	196,347	—	196,347
Mary L. Petrovich	—	186,990	—	186,990
Steven M. Shindler	—	196,347	—	196,347
Bruce L. Smith	—	186,990	—	186,990
DeWitt C. Thompson, V	—	186,990	—	186,990
Jeffrey W. Ubben	—	196,347	—	196,347

(1)

Amounts represent the aggregate fair value of the RSUs computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial reporting purposes, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

The following table sets forth the aggregate number of shares of common stock underlying RSUs outstanding on December 31, 2021:

Name	Number of shares
Stephen J. Girsky	53,467
Sophia Jin	35,887
Michael L. Mansuetti	35,887
Gerrit A. Marx	37,682
Mary L. Petrovich	20,194
Steven M. Shindler	22,983
Bruce L. Smith	21,211
DeWitt C. Thompson, V	35,887
Jeffrey W. Ubben	37,682

NIKOLA CORPORATION | 24

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

This section explains how our executive compensation program is designed and operates with respect to our named executive officers in 2021, which were Mark A. Russell, Kim J. Brady, Pablo M. Koziner, Britton M. Worthen and Joseph R. Pike. Our executive officers in 2021 and current executive officers and their ages as of April 4, 2022 are as follows:

Name	Age	Position
Mark A. Russell	59	President, Chief Executive Officer and Director
Kim J. Brady	58	Chief Financial Officer
Pablo M. Koziner	49	President, Energy & Commercial
Michael Lohscheller	53	President, Nikola Motor
Joseph R. Pike	40	Chief Human Resources Officer
Britton M. Worthen	48	Chief Legal Officer

Biographical information for our current executive officers other than Mr. Russell is set forth below:

Kim J. Brady has served as our Chief Financial Officer since June 2020, and prior to that, served as Chief Financial Officer and Treasurer of Legacy Nikola from November 2017 to June 2020. Prior to joining Legacy Nikola, Mr. Brady served as senior managing director and partner of Solic Capital Management, LLC, a middle market financial advisory and principal investment firm, from 2012 to October 2017. Mr. Brady was co-head of Solic’s Special Situations Fund that invested across all levels of capital structure. Mr. Brady received a bachelor of science degree in management, finance and accounting from Brigham Young University and an MBA from Northwestern University’s Kellogg Graduate School of Management.

Pablo M. Koziner has served as President of Energy & Commercial since December 2020. Prior to joining us, Mr. Koziner served in various capacities at Caterpillar Inc., a leading manufacturer of construction and mining equipment, from 2015 to March 2020, including as President of Solar Turbines, Vice President of Electric Power, and in various roles in North and South America leading dealer relations. Mr. Koziner received a bachelor’s degree in political science and a juris doctor from Boston College.

Michael Lohscheller has been appointed to serve as President of Nikola Motor effective beginning April 2022. Prior to joining us, Mr. Lohscheller served as the Global Chief Executive Officer of VinFast LLC, a private automotive manufacturer, from September 2021 to December 2021. Prior to that, from June 2017 to August 2021, Mr. Lohscheller served as Chief Executive Officer and board member at Group PSA of Opel Automobile GmbH, a German automobile manufacturer, and from September 2012 to June 2017, as Chief Financial Officer of Opel Group, General Motors Europe. Mr. Lohscheller served in various capacities at Volkswagen Group of America, a German automobile company, including as Chief Financial Officer from January 2008 to August 2012, and as Director of Group Marketing from 2004 to 2007. From 2001 to 2004, Mr. Lohscheller served as the Chief Financial Officer of Mitsubishi Motors Europe, a Japanese automotive manufacturer. Mr. Lohscheller holds a master’s degree in marketing management from Brunel University and a bachelor’s degree in business administration from Osnabrück University of Applied Sciences.

Joseph R. Pike has served as our Chief Human Resources Officer since June 2020, and prior to that, served as Legacy Nikola’s Chief Human Resources Officer from January 2018 to June 2020. Prior to joining Legacy Nikola, Mr. Pike served in various human resources positions at Vista Outdoor Inc. (NYSE: VSTO), an outdoor sports and recreational products company, including as senior director of talent and as director of leadership and organizational development from June 2015 to January 2018. At H.J. Heinz Company, a food processing company which is now a part of Kraft Heinz Co (Nasdaq: KHC), Mr. Pike served in various capacities from March 2013 to June 2015, including as human resources business partner, head of talent management and organizational effectiveness and associate director of performance. Mr. Pike received a bachelor’s degree in communications from Brigham Young University and a master’s degree in public administration from the Brigham Young University Marriott School of Management.

Britton M. Worthen has served as our Chief Legal Officer and Secretary since June 2020, and prior to that, served as Legacy Nikola’s Chief Legal Officer and Secretary from October 2015 to June 2020. Prior to joining Legacy Nikola, Mr. Worthen was a partner at Beus Gilbert McGroder PLLC, a law firm, from May 2000 to September 2015. Mr. Worthen received a bachelor’s degree in Asian studies from Brigham Young University and a juris doctor from University of Michigan Law School.

25 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS	“...consistent with our origins as a start-up and the nature of these business goals, our compensation scheme is oriented heavily towards long-term equity incentive awards that vest over an extended period of time, coupled with below-market base salaries and no annual cash bonus program”

Overview

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model designed to enable corporate customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners hope to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe the fundamental measure of our success will be the stockholder value we create over the long term. Our executive compensation program is designed to reward the successful development and commercialization of transportation and energy solutions, objectives we expect to take multiple years to fully realize. Accordingly, consistent with our origins as a start-up and the nature of these business goals, our compensation scheme is oriented heavily towards long-term equity incentive awards that vest over an extended period, coupled with below-market base salaries and no annual cash bonus program. We believe our executive compensation program is designed to foster long-term thinking and decision making, rewards execution over many years and is aligned with our stockholders’ interests to reward behaviors that generate sustained value creation for the Company. We do not reward the narrow achievement of a few discrete, short-term performance goals, financial or otherwise.

This Compensation Discussion and Analysis addresses our compensation structure and compensation philosophy.

Role of the Compensation Committee

Our compensation committee has overall responsibility for recommending to our board of directors the compensation of our Chief Executive Officer and determining the compensation of our other executive officers. Each member of our compensation committee qualifies as an “independent director” under Nasdaq stock market rules.

Our compensation committee regularly reviews our executive compensation program to ensure we are well positioned from governance, business, talent and competitive perspectives. We may from time to time make new equity awards or adjust components of our executive compensation program in connection with our periodic compensation review. Our compensation committee meets regularly in executive session without members of management present. Additionally, our Chief Executive Officer is not present during our board of directors or our compensation committee deliberations or votes on his compensation.

Role of Executive Management

Management is responsible for recommending and administering the structure and design of our compensation programs. Management recommends key performance objectives, strategies and plans to achieve those objectives, and the alignment between the achievement of those performance objectives and the compensation to be realized by our employees, including our executive officers. Our compensation committee considers these recommendations, determines the compensation structure and goals using its own judgment, and approves the specific compensation for each of our executive officers, other than for our Chief Executive Officer whose compensation is approved by our board of directors.

NIKOLA CORPORATION | 26

EXECUTIVE COMPENSATION

In addition, our board of directors has delegated certain responsibilities to management to grant and administer quarterly equity awards, subject to board-approved guidelines and limitations. For example, management is not authorized to grant stock awards to any of our executive officers, nor may it grant awards in excess of individual or aggregate limitations. Our board of directors has delegated to our compensation committee oversight authority over management’s execution of its delegated responsibilities.

Compensation Program Objectives

The primary objectives of our executive compensation program are to:

•	Attract, retain, incent and reward highly qualified executives who are committed to our mission, objectives and a “shared success” culture.

•	Create an internally equitable and externally competitive compensation program that rewards executives for their performance and contributions to our long-term business results.

•	Ensure the predominant portion of each executive’s compensation is tied to our share price performance, thereby aligning executive interests directly with those of our stockholders.

•

Reward performance over multiple years by vesting equity awards after approximately three years, thereby aligning the timing of executive compensation with the time horizon required by business objectives.

•

Adhere to the highest standards of corporate governance through the deliberate and objective review and approval by an independent board of directors and disclosure of our programs to our stockholders. Specifically, we believe in transparency and providing sufficient information and context to stakeholders so they may assess our executive compensation program, practices, and effectiveness.

Compensation Program Elements

We believe the best measure of our performance is how we are valued over the long term. To focus our executives on the achievement of key initiatives and reward them with the creation of long-term value, we compensate them primarily with restricted stock unit awards that have long vesting periods. Our executive compensation program has two basic components:

Compensation Element	Principles and Objectives
Annual Salary	• Promotes value creation with salaries that are significantly below competitive norms.
Equity Awards

•  Promotes a foundation of retention and optimizes stockholder alignment.

•  Denominated as an annual grant value (with minimum amounts for each named executive officer set forth in their employment agreements), delivered as restricted stock units, that cliff-vest following the third anniversary of grant.

Compensation Decisions for 2021

Our executive compensation program is simple, clear and presents a unique approach to pay and rewards. Our low-cash, high-stock pay mix demonstrates that our executive officers believe in our long-term potential and aligns the interests of our executive officers with our stockholders.

Executive Compensation Program Highlights

Annual Cash Compensation	Annual Cash Bonus	Cliff Vesting Period for Annual and Performance Stock Grants	Amount of 2020 Performance Stock Award Earned to Date by NEOs
$1	$0	3 YEARS	$0

27 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO 2021 Pay Highlights

The compensation of our Chief Executive Officer is comprised primarily of stock awards that require continued service over three years and, in the case of the performance award described below, require significant appreciation in our stock price prior to performance shares being earned by our Chief Executive Officer. This approach ensures our stockholders are rewarded by our performance over time prior to our executive officers realizing compensation from cash or stock compensation. Mr. Russell voluntarily elected to receive cash compensation of only $1 for 2021, declining all cash compensation above that amount. The remainder of the Chief Executive Officer’s 2021 compensation was delivered in the form of time-vested restricted stock units that cliff vest in 2024.

2021 Annual Salary	2021 Stock Award Target Value	Number of RSUs Granted in 2021 that Vest Prior to 2024	Number of Shares of 2020 Performance Award that Vest if Performance Targets are not Achieved	Projected Annualized Total Stockholder Return Required for the CEO to Earn the Full Performance Award(1)
$1	$6,000,000	0	0	76.5%

(1)	Represents the annualized return required to achieve the highest share price milestone of $55 over the three-year performance period from the Business Combination stock price of $10 per share.

CEO and Other NEO Pay Mix 2021

The pay mix of compensation awarded to our Chief Executive Officer and other named executive officers is variable, at-risk and contingent on us achieving our key product development targets, commercial growth plans, and delivering sustained increases in stockholder value.

*

The cash compensation percentage has been rounded up to the nearest percentage point and the annual stock grant percentage has been rounded down to the nearest percentage point. Stock awards reflect values as disclosed in the Grants of Plan-Based Awards Table.

NIKOLA CORPORATION | 28

EXECUTIVE COMPENSATION

Annual Salary

Each named executive officer has requested a salary of $1.00 per year, declining all salary above that amount. Our executive officers are committed to our long-term success and have willingly foregone near-term cash compensation for the opportunity to create innovative products and energy ecosystems that will positively impact the world.

Equity Awards

A core principle of our executive compensation program is that the majority of compensation awarded to our executive officers is variable, at-risk and dependent on the long-term performance of our common stock. This means that our executives are rewarded when they produce value for our stockholders through the achievement of our product and commercial objectives and, ultimately, when our stockholders are rewarded.

In April 2021, we approved equity awards to each of our executive officers in the form of time-based restricted stock units that vest wholly on the third anniversary of the grant date. The annual values of the time-based restricted stock units were designed to approximate competitive total compensation levels generally applicable to each position (subject to a certain minimum annual grant value set forth in each named executive officer’s employment agreement), recognizing that our cash compensation is comprised solely of $1 and no annual bonus. For 2021, the number of restricted stock units granted was determined by dividing the target grant value by the average closing stock price over the 20-trading days prior to the date of grant.

Pay Determination

Our compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. Our compensation committee did not engage an outside advisor with respect to the development of the 2021 executive compensation or director compensation programs.

Due to the uniqueness of our business, the relative immaturity of the industry, and the lack of direct competitors, we do not use a peer group of specific companies for compensation comparisons. Nevertheless, we reference executive compensation data from a broad array of industrial companies, adjusted to reflect our relative size and market valuation, to understand relevant and applicable market data for executive positions. We believe the target total annual pay for each executive officer, including that for the Chief Executive Officer, is appropriately positioned vis-à-vis the competitive norms established by a broad array of comparably sized industrial companies.

Furthermore, and in our view just as importantly, we actively manage the differences in pay within and across Nikola’s job levels to appropriately reflect the internal value of positions relative to each other, recognizing the team-based nature of work and the impact of pay equity on the engagement of our employees and internal culture. We believe these pay ratios reflect an appropriate balance between external competitiveness by position and internal equity across our employees.

29 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Target Annual Compensation for 2021

Name and Position	Annual Salary ($)	Target Bonus ($)	Target Stock Award ($)(1)	Target Total Pay ($)

Mark A. Russell President and Chief Executive Officer	1	0	6,000,000	6,000,001

Kim J. Brady Chief Financial Officer	1	0	3,200,000	3,200,001

Pablo M. Koziner President, Energy & Commercial	1	0	3,100,000	3,100,001

Britton M. Worthen Chief Legal Officer	1	0	3,000,000	3,000,001

Joseph R. Pike Chief Human Resources Officer	1	0	2,000,000	2,000,001

(1)	Time-based RSUs vest 100% on March 3, 2024, subject to continued service through that date.

One-Time 2020 Performance Award

During the second quarter of 2020, in anticipation of and in connection with our Business Combination, executive management and the independent members of our board of directors began discussions about how to structure a one-time incentive award to lead Nikola through the next phase of its development by promoting the creation of stockholder value through the achievement of key vehicle and commercial milestones. After analysis by our independent board members, our board of directors granted a one-time performance award to each of our named executive officers as of the effective date of the Business Combination, June 3, 2020. We believe these performance awards are within the competitive range of multi-year grants made by companies in connection with initial public offerings. We do not expect to grant additional performance awards to our executive officers during the three-year performance period.

NIKOLA CORPORATION | 30

EXECUTIVE COMPENSATION

The performance award is comprised of a restricted stock unit award with a three-year performance period, divided among three separate tranches that are each dependent on the sustained achievement of a defined share price milestone. Each of the three tranches of the performance award will vest upon certification by our board of directors that both (i) the share price milestone for such tranche, which begins at $25 for the first tranche and increases by share price increments of $15 thereafter to $40 and to $55 and (ii) continued employment through the end of the performance period, are met. The share price milestones are deemed achieved only if our closing share price meets or exceeds the specific share price milestone for 20 consecutive trading days during the performance period. Any performance awards underlying share price milestones that are not achieved will be cancelled.

In establishing the share price milestones, our board of directors considered a variety of factors, including our then-current stage of development, internal product development targets and commercial growth plans and anticipated growth trajectory. These reference points led to market capitalization multiples that were then translated into specific share price targets. Our board of directors considers each of the share price milestones to be challenging hurdles. For example, to meet all three share price milestones, we will have to add approximately $18 billion to our initial market capitalization of approximately $4 billion at the time of the closing of the Business Combination, reflecting significant appreciation in stockholder value over a three-year period.

Achieving a share price of less than $25 results in no performance awards being earned. Under this approach, our market capitalization is required to increase from its initial approximate $4 billion valuation (at a share price of $10) to approximately $10 billion (at a share price of $25) prior to any performance awards being earned, effectively ensuring stockholders receive a return prior to the executive officers being compensated under the plan.

The number of shares underlying the performance awards was determined as a percentage of the increase in the market capitalization of the Company above the Business Combination share price of $10 per share.

For example, at a share price of $25, the performance awards are designed to deliver total target value equal to 1.5% of the incremental gains in the Company’s equity value above the initial Business Combination share price of $10 per share. The achievement of the maximum target of the performance awards, which requires a share price of $55, is designed to deliver total target value equal to 5.0% of the incremental gains in the Company’s equity value above the Business Combination share price of $10 per share. The achievement of the maximum target would require an annualized total shareholder return of 76.5% over the three-year performance period. No additional performance awards are earned at share prices above $55.

This plan design ensures the Company’s equity value must increase by more than 150% from the Business Combination share price of $10 per share before our named executive officers earn an incentive payout. No performance awards are earned for any share prices below $25 per share.

Share Price	Nikola Equity Value	Incremental Gains to Stockholders	Gains to Stockholders (%)	Gains to Executive Officers (%)	Total Performance Shares (#)
$10.00 (Business Combination Price)	$4 billion	—	—	—	—
$25.00	$10 billion	$6 billion	98.75%	1.25%	2,929,557
$40.00	$16 billion	$12 billion	97.50%	2.50%	7,323,392
$55.00	$22 billion	$18 billion	96.00%	4.00%	13,317,712

In light of our founder and former executive director’s separation from the Company in September 2020, the other executive officers volunteered, and our board of directors approved, to reset the commencement of the performance period to September 20, 2020, in order to clearly demonstrate our desire to align compensation with stockholder experience and expectations. The end of the performance period on June 3, 2023 remains unchanged.

31 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

The number of restricted stock units underlying the performance awards granted to each of our named executive officers is as follows:

	Performance Awards Granted in June 2020 at Each Share Price Milestone					Total Performance Shares Outstanding(2)
	Chief Executive Officer	Chief Financial Officer	Chief Legal Officer	Chief Human Resources Officer	President, Energy & Commercial(1)
$10.00	—	—	—	—	—	—
$25.00	1,069,000	570,000	534,000	356,000	400,557	2,929,557
$40.00	1,603,000	855,000	801,000	534,000	600,835	4,393,835
$55.00	2,187,000	1,166,000	1,093,000	729,000	819,320	5,994,320
Total	4,859,000	2,591,000	2,428,000	1,619,000	1,820,712	13,317,712

(1)

In connection with Mr. Koziner’s promotion to President, Energy & Commercial and being appointed an executive officer of the Company, the Company granted performance awards to him on the same terms as the other named executive officers but with the number of performance shares adjusted by the number of months remaining in the performance period and adjusted by the stock price at the time the grant was approved by the board of directors in December 2020.

(2)	This column shows the total number of shares underlying performance awards outstanding as of the end of the fiscal year.

NIKOLA CORPORATION | 32

EXECUTIVE COMPENSATION

The potential value to be realized by our named executive officers under the performance award program upon the conclusion of the performance period varies widely depending on, among other things, our ability to achieve our internal product and commercial objectives and the external industrial and macroeconomic circumstances at the time of vesting. For illustration, performance awards are unearned and have no realizable value at share prices below $25. Realized compensation is not a substitute for reported compensation in evaluating our compensation structure, but we believe that realized compensation is an important factor in understanding that the value of compensation that our named executive officers ultimately realize is dependent on a number of factors, including: (i) the vesting of certain awards only upon the successful achievement of a number of share price milestone targets, including milestones that have not yet been achieved; (ii) the fact that our named executive officers do not receive any cash if they do not actually sell shares and thereby reduce their investment in us, and do not receive any cash to the extent that they sell only shares sufficient to cover income taxes with respect to their earned awards; and (iii) the then-current market value of our common stock at the times at which our named executive officers may elect to actually sell their shares.

If a change in control occurs prior to the end of the three-year performance period, the achievement of share price milestones will be based on our performance through the closing of such change in control. The amount of the performance award that would have been earned based on this measurement will be converted to time-based restricted stock units immediately prior to the change in control (the “Converted Awards”). The Converted Awards shall vest on the final day of the performance period, subject to the executive’s continued service as an employee of the successor corporation through the end of the performance period. In the event the Converted Awards are not assumed or continued, or an equivalent award substituted, the Converted Awards shall become fully vested immediately prior to the consummation of such change in control.

No Perquisites Policy

We do not provide perquisites or other personal benefits to our named executive officers, all of whom are employed on an at-will basis. We do not maintain nonqualified deferred compensation plans, supplemental executive retirement plan benefits, or single trigger change-in-control benefits for our executive officers. Additionally, we do not provide tax gross-ups except in the case of standard relocation benefits available to similarly situated executives.

Health and Welfare Benefits

We provide the following benefits to our named executive officers on the same basis provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan (in which no executive officer participated during 2021);

•	vacation and paid holidays;

•	short-and long-term disability insurance; and

•	a health savings account.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance from our Chief Legal Officer or Chief Financial Officer.

33 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Nikola Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee

Mary L. Petrovich, Chair

Gerrit A. Marx

DeWitt C. Thompson, V

NIKOLA CORPORATION | 34

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation of our named executive officers in 2019, 2020 and 2021.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark A. Russell President and Chief Executive Officer	2021	1	—	5,609,641	—	—	5,609,642
	2020	173,077	—	159,026,298	—	—	159,199,375
	2019	250,866	—	—	6,307,496	—	6,558,362
Kim J. Brady Chief Financial Officer	2021	1	—	2,991,816	—	—	2,991,817
	2020	144,231	1,041,139	84,800,710	—	50,566	86,036,646
	2019	250,000	—	—	—	12,451	262,451
Pablo M. Koziner President, Energy & Commercial	2021	1	—	2,898,315	—	—	2,898,316
	2020	2	—	31,473,917	—	—	31,473,919
Britton M. Worthen Chief Legal Officer	2021	1	—	2,804,826	—	—	2,804,827
	2020	144,231	—	79,470,349	—	—	79,614,580
Joseph R. Pike Chief Human Resources Officer	2021	1	—	1,869,888	—	—	1,869,889
	2020	115,385	—	52,992,744	—	—	53,108,129

(1)

The salary amounts reflect the actual base salary payments earned by our named executive officers in the applicable fiscal year. For 2021, the amounts shown represent total salary paid to the named executive officers during full fiscal year 2021, reflecting salaries of $1 to each of the named executive officers.

(2)	The Company awarded no cash bonuses to any named executive officer during 2021.

(3)

The amounts in this column represent the aggregate fair value of restricted stock unit awards in 2021, and restricted stock unit awards and market-based performance restricted stock unit awards in 2020, computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the notes to our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

(4)	No matching contributions were made to the 401(k) Plan for any executive officer during 2021.

35 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS TABLE

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2021:

		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Grant Date
Mark A. Russell	2021/04/22	476,605	5,609,641
Kim J. Brady	2021/04/22	254,190	2,991,816
Pablo M. Koziner	2021/04/22	246,246	2,898,315
Britton M. Worthen	2021/04/22	238,303	2,804,826
Joseph R. Pike	2021/04/22	158,869	1,869,888

(1)

For all named executive officers, represents time-based RSUs granted pursuant to the 2020 Stock Plan on April 22, 2021 which cliff vest 100% on March 3, 2024, subject to continued service through the vesting date.

(2)

The amounts in this column represent the aggregate fair value of restricted stock unit awards computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

NIKOLA CORPORATION | 36

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2021:

		Option Awards					Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(4)

Mark A. Russell	2019/02/27	8,843,299		—	1.06	2029/02/26	—		—	—	—
	2020/06/03	—		—	—	—	600,000		5,922,000	—	—
	2020/06/03	—		—	—	—	—		—	1,069,000	10,551,030
	2020/06/03	—		—	—	—	—		—	1,603,000	15,821,610
	2020/06/03	—		—	—	—	—		—	2,187,000	21,585,690
	2021/04/22	—		—	—	—	476,605	(7)	4,704,091	—	—

Kim J. Brady	2017/11/13	5,185,232		—	1.06	2027/11/12	—		—	—	—
	2018/12/21	5,090,182		—	1.06	2028/12/20	—		—	—	—
	2020/06/03	—		—	—	—	320,000		3,158,400	—	—
	2020/06/03	—		—	—	—	—		—	570,000	5,625,900
	2020/06/03	—		—	—	—	—		—	855,000	8,438,850
	2020/06/03	—		—	—	—	—		—	1,166,000	11,508,420
	2021/04/22	—		—	—	—	254,190	(7)	2,508,855	—	—

Pablo M. Koziner	2020/08/17	—		—	—	—	175,000	(5)	1,727,250	—	—
	2020/12/22	—		—	—	—	—		—	400,557	3,953,498
	2020/12/22	—		—	—	—	—		—	600,835	5,930,241
	2020/12/22	—		—	—	—	—		—	819,320	8,086,688
	2021/04/22	—		—	—	—	246,246	(7)	2,430,448	—	—

Britton M. Worthen	2017/11/01	61,482		—	1.06	2027/10/31	—		—	—	—
	2018/10/17	1,634,860		—	1.06	2028/10/16	—		—	—	—
	2018/11/01	55,326		—	1.06	2028/10/31	—		—	—	—
	2018/12/31	750,644	(6)	—	1.06	2028/12/31	—		—	—	—
	2019/03/19	2,851,500		—	1.06	2029/03/18	—		—	—	—
	2020/06/03	—		—	—	—	300,000		2,961,000	—	—
	2020/06/03	—		—	—	—	—		—	534,000	5,270,580
	2020/06/03	—		—	—	—	—		—	801,000	7,905,870
	2020/06/03	—		—	—	—	—		—	1,093,000	10,787,910
	2021/04/22	—		—	—	—	238,303	(7)	2,352,051	—	—

Joseph R. Pike	2018/10/17	409,712		—	1.06	2028/01/21	—		—	—	—
	2018/12/31	180,153	(6)	—	1.06	2028/12/31	—		—	—	—
	2020/06/03	—		—	—	—	200,000		1,974,000	—	—
	2020/06/03	—		—	—	—	—		—	356,000	3,513,720
	2020/06/03	—		—	—	—	—		—	534,000	5,270,580
	2020/06/03	—		—	—	—	—		—	729,000	7,195,230

	2021/04/22	—		—	—	—	158,869	(7)	1,568,037	—	—

37 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

(1)	Time-based restricted stock units granted to our named executive officers vest 100% following the third anniversary of grant, unless otherwise indicated

(2)	The market value of unvested time-based restricted stock units is calculated based on the closing price of our common stock ($9.87) as reported on the Nasdaq Global Select Market on December 31, 2021.

(3)

Market-based performance stock units granted to the named executive officers vest 100% following the third anniversary of grant to the extent we have achieved the defined performance milestones during the performance period.

(4)

The market value of unvested market-based performance restricted stock units that have not vested is calculated based on the closing price of our common stock ($9.87) as reported on the Nasdaq Global Select Market on December 31, 2021. Because none of the market-based share price milestones had been achieved by December 31, 2021 and none of the performance award had been earned, the market value of the performance units was $0.

(5)	These restricted stock units vest semi-annually over three years from the date of grant.

(6)

Represents performance-based stock options issued under Legacy Nikola’s Founder Stock Option Plan, effective as of December 31, 2018 (the “Founder Stock Option Plan”). These shares fully vested upon the closing of the Business Combination. For further details on the Founder Stock Option Plan, see the section entitled “Certain Relationships and Transactions with Related Persons—Transactions with Executive Officers.”

(7)	These restricted stock units vest 100% March 3, 2024, subject to continued service through March 3, 2024.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our named executive officers for the fiscal year ended December 31, 2021:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mark A. Russell	—	—

Kim J. Brady	—	—

Pablo M. Koziner	100,000	1,331,250

Britton M. Worthen	—	—

Joseph R. Pike	—	—

(1)

The value realized upon vesting of restricted stock units was computed by multiplying the number of shares of common stock underlying RSUs that vested by the closing price of our common stock on the vesting date.

NIKOLA CORPORATION | 38

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into employment agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that our named executive officers will be eligible for severance benefits following an involuntary termination of employment without cause, whether or not in connection with a change in control.

Under the employment agreements, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, whether or not in connection with a change in control, then the executive will be entitled to receive (i) a cash lump sum severance payment, (ii) a cash lump sum payment covering 18 months of COBRA benefits continuation, (iii) full acceleration of time-based restricted stock units, and (iv) pro-rata acceleration of performance market-based restricted stock units based upon the stock price milestones achieved prior to termination of employment. Because our named executive officers have each elected to receive $1 in total annual cash compensation, the cash lump sum severance payment described above represents, in the case of the Chief Executive Officer, approximately two times total (base and target bonus) cash compensation for the CEO position and, for the other four named executive officers, approximately 1.5 times total (base and target bonus) cash compensation for equivalent roles. These severance multiplies and the amount of assumed cash compensation are market competitive for comparably sized industrial companies. The severance payments described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of us and continued compliance with customary confidentiality and non-solicitation requirements for a period of two years following termination. All severance payments are subject to compliance with Section 409A.

If a change in control occurs prior to the end of the three-year performance period, the achievement of share price milestones will be based on our performance through the closing of such change in control. The amount of the performance award that would have been earned based on this measurement will be converted to Converted Awards. The Converted Awards shall vest on the final day of the performance period, subject to the executive’s continued service as an employee of the successor corporation through the end of the performance period. In the event that the Converted Awards are not assumed or continued, or an equivalent award substituted for the Converted Awards, the Converted Awards shall become fully vested immediately prior to the consummation of such change in control.

If, following a change in control, our named executive officer is terminated by us or a successor corporation without cause, then all Converted Awards shall fully vest at the time of termination, subject to compliance with Section 409A. For further details on employment agreements with our named executive officers, see the section entitled “Certain Relationships and Transactions with Related Persons—Transactions with Executive Officers.”

39 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with us occurred on December 31, 2021 and where relevant, that a change of control occurred on December 31, 2021.

	Value of Cash Payments ($)		Value of Accelerated Equity Awards ($)
Name	Involuntary Termination(1)	Death, Disability, Retirement, Voluntary Termination	Involuntary Termination(2)	Death, Disability(3)

Mark A. Russell	2,616,114	—	10,626,091	10,626,091

Kim J. Brady	1,068,509	—	5,667,255	5,667,255

Pablo M. Koziner	1,061,673	—	4,157,698	4,157,698

Britton M. Worthen	1,068,509	—	5,313,051	5,313,051

Joseph R. Pike	963,408	—	3,542,037	3,542,037

(1)

Upon a termination without cause or a resignation for good reason, with or without a change in control, our named executive officers would be entitled to a cash lump sum severance payment plus a cash lump sum amount equivalent to 18 months of COBRA benefits continuation in exchange for a release of claims against us and other covenants determined to be in our best interests.

(2)

Upon a termination without cause or a resignation for good reason, with or without a change in control, all outstanding stock options and restricted stock units immediately vest in full. For involuntary terminations without a change in control, outstanding performance units will vest in an amount based upon the stock price milestones achieved prior to the executive’s termination date and then pro-rated for the amount of time that the executive was employed during the Performance Period. For involuntary terminations following a change in control, outstanding performance units that converted to time vested stock awards units based upon the stock price milestones achieved in the change in control vest. Because all stock options held by our named executive officers had already vested and none of the performance stock price milestones had been achieved by fiscal year end, the values shown reflect the number of accelerated time-based restricted stock units multiplied by the closing stock price ($9.87) on the last day of 2021.

(3)

For terminations due to death and disability, all outstanding stock options and restricted stock units held by our named executive officers will vest immediately. Outstanding performance units will vest in an amount based upon the stock price milestones achieved prior to the date of the executive’s death or termination due to disability. Because all stock options held by our named executive officers had already vested, and because none of the performance stock price milestones had been achieved by fiscal year end, the values shown reflect the number of accelerated time-based restricted stock units multiplied by the closing stock price ($9.87) on the last day of 2021.

CEO PAY RATIO

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

As determined in accordance with SEC rules, the fiscal 2021 annual total compensation for our CEO was $5,609,642 as reported in the Summary Compensation Table and $132,910 for our median employee, a full-time lead technician located in Phoenix Arizona. The ratio of these two figures is 42 to 1.

As permitted by SEC rules, our methodology to identify our median employee was to use the sum of full-year cash compensation and the fair value of stock awards granted during 2021 for each employee as of December 31, 2021. For these purposes, cash compensation was defined as actual gross wages and overtime for overtime eligible employees and was annualized for regular full-time and part-time employees hired during 2021.

We selected the median employee from among our population of 888 employees as of December 31, 2021, which was inclusive of full-time, part-time, and temporary, U.S. based employees. As permitted by SEC rules, we excluded approximately five non-U.S. based employees in Germany when making this determination. Except for these employees, we did not exclude any other employees pursuant to any other permitted exclusion.

NIKOLA CORPORATION | 40

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Details of the employment agreements for our named executive officers are provided below.

Employment Agreement with Mark A. Russell

On June 3, 2020, Mark A. Russell entered into an amended and restated employment agreement with us to serve as President and Chief Executive Officer. Mr. Russell’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Russell’s annual base salary is $1. Mr. Russell’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. Mr. Russell has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Russell is eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $6,000,000, subject to continued employment during a three year cliff vesting schedule, and a performance-based stock award consisting of 4,859,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the closing of the Business Combination, all unvested stock options then held by Mr. Russell vested in full. Mr. Russell’s employment agreement contains customary confidentiality, non solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Russell’s employment and subject to Mr. Russell’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year non compete and non solicit covenants and a non disparagement covenant, Mr. Russell will be entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Russell’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Russell’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro rated for the length of his employment during the performance period.

Employment Agreement with Kim J. Brady

On June 3, 2020, Kim J. Brady entered into an amended and restated employment agreement with us to serve as Chief Financial Officer. Mr. Brady’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Brady’s annual base salary is $1. Mr. Brady’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. Mr. Brady has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Brady is eligible to receive an annual time vested stock award

41 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,200,000, subject to continued employment during a three year cliff vesting schedule, and a performance-based stock award consisting of 2,591,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the closing of the Business Combination, all unvested stock options then held by Mr. Brady vested in full. Mr. Brady’s employment agreement contains customary confidentiality, non solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Brady’s employment and subject to Mr. Brady’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year non compete and non solicit covenants and a non-disparagement covenant, Mr. Brady will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Brady’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Brady’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro rated for the length of his employment during the performance period.

Employment Agreement with Pablo M. Koziner

On December 22, 2020, Pablo M. Koziner entered into an amended and restated employment agreement with us to serve as President of Energy and Commercial. Mr. Koziner’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Koziner’s annual base salary is $1. Mr. Koziner’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. Mr. Koziner has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Koziner is eligible to receive an annual time-vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,100,000, subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 1,820,712 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. Mr. Koziner’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) and subject to the delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Koziner will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Koziner’s performance-based award; and (4) following certification by the board of directors, Mr. Koziner’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Britton M. Worthen

On June 3, 2020, Britton M. Worthen entered into an amended and restated employment agreement with us to serve as Chief Legal Officer. Mr. Worthen’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Worthen’s annual base salary is $1. Mr. Worthen’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. Mr. Worthen has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Worthen is eligible to receive an annual time-vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,000,000, subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 2,428,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the closing of the Business Combination, all unvested stock options then held by Mr. Worthen vested in full. Mr. Worthen’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

NIKOLA CORPORATION | 42

EXECUTIVE COMPENSATION

Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Worthen’s employment and subject to Mr. Worthen’s delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Worthen will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Worthen’s performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Worthen’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Joseph R. Pike

On June 3, 2020, Joseph R. Pike entered into an amended and restated employment agreement with us to serve as Chief Human Resources Officer. Mr. Pike’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Pike’s annual base salary is $1. Mr. Pike’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of our employees. Mr. Pike has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Pike is eligible to receive an annual time-vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $2,000,000, subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 1,619,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the closing of the Business Combination, all unvested stock options then held by Mr. Pike vested in full. Mr. Pike’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Pike’s employment and subject to Mr. Pike’s delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Pike will be entitled to receive: (1) a lump sum cash payment in an amount equal to $945,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Pike’s performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Pike’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

43 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	54,492,544		$1.28	18,909,253

Equity compensation plans not approved by security holders	—		—	—

Total	54,492,544	(1)	$1.28	18,909,253	(2)

(1)

Consists of 28,996,160 shares issuable upon exercise of options outstanding under Legacy Nikola’s 2017 Stock Option Plan, 12,178,672 shares issuable upon vesting of outstanding RSUs under our 2020 Stock Plan, and 13,317,712 shares issuable upon vesting settlement of market-based RSUs outstanding under our 2020 Stock Plan. There are no options outstanding under our 2020 Stock Plan. The weighted average exercise price in column (b) does not take into account the RSUs or market-based RSUs that have no exercise price.

(2)	Consists of 14,909,253 shares available for future issuance under our 2020 Stock Plan and 4,000,000 shares available for future issuance the 2020 ESPP as of December 31, 2021.

The table above does not include options granted or issuable pursuant to the Founder Stock Option Plan.

NIKOLA CORPORATION | 44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 2, 2022 by: (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each named executive officer as of December 31, 2021, (3) each director and (4) all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 417,456,713 shares of common stock outstanding as of March 2, 2022.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, or RSUs that vest, in each case, within 60 days of March 2, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

	Shares Beneficially Owned
Name and address of beneficial owner	Number	% of Ownership

Named Executive Officers and Directors:

Mark A. Russell(1)	49,774,487	11.7%

Kim J. Brady(2)	10,275,414	2.4%

Pablo M. Koziner	129,803	*

Joseph R. Pike(3)	589,865	*

Britton M. Worthen(4)	5,353,812	1.3%

Stephen J. Girsky(5)	1,807,811	*

Lynn Forester de Rothschild	200,000	*

Sooyean (Sophia) Jin(6)	35,887	*

Michael L. Mansuetti(7)	35,887	*

Gerrit A. Marx(8)	37,682	*

Mary L. Petrovich(9)	20,194	*

Steven M. Shindler(10)	425,281	*

Bruce L. Smith(11)	21,211	*

DeWitt C. Thompson, V(12)	13,180,103	3.2%

All executive officers and directors as a group (14 persons)(13)	81,887,437	18.5%

5% Stockholders:

M&M Residual, LLC(14)	49,365,986	11.8%

T&M Residual, LLC(1)	39,876,497	9.6%

Iveco S.p.A.(15)	25,661,448	6.1%

Norges Bank(16)	20,879,125	5.0%

*	Represents beneficial ownership of less than 1%.

45 | 2022 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Consists of (i) 1,054,691 shares held by Mr. Russell, (ii) 39,876,497 shares held by T&M Residual, and (iii) options to purchase 8,843,299 shares of common stock held by Mr. Russell that are exercisable within 60 days of March 2, 2022. T&M Residual is owned by Trevor R. Milton and Mark A. Russell. Mr. Russell is the manager of T&M Residual and has sole dispositive power over the shares held by T&M Residual.

(2)	Consists of options to purchase 10,275,414 shares of common stock that are exercisable within 60 days of March 2, 2022.

(3)

Consists of options to purchase 409,712 shares of common stock that are exercisable within 60 days of March 2, 2022 and options to purchase 180,153 shares of common stock pursuant to the Founder Stock Option Plan.

(4)

Consists of options to purchase 4,603,168 shares of common stock that are exercisable within 60 days of March 2, 2022 and options to purchase 750,644 shares of common stock pursuant to the Founder Stock Option Plan.

(5)	Includes 181,441 shares underlying private warrants and 27,802 RSUs that vest within 60 days of March 2, 2022.

(6)	Includes 15,887 RSUs that vest within 60 days of March 2, 2022.

(7)	Includes 15,887 RSUs that vest within 60 days of March 2, 2022.

(8)

Includes 16,682 RSUs that vest within 60 days of March 2, 2022. Mr. Marx serves as Chief Executive Officer of each of Iveco Group N. V. and Iveco. Mr. Marx is affiliated with Iveco but has no voting or dispositive power over the shares held by Iveco.

(9)	Includes 15,887 RSUs that vest within 60 days of March 2, 2022.

(10)	Includes 31,441 shares underlying private warrants and 16,682 RSUs that vest within 60 days of March 2, 2022.

(11)	Includes 15,887 RSUs that vest within 60 days of March 2, 2022.

(12)

Consists of 13,144,216 shares held by Legend Capital Partners and 15,887 RSUs that vest within 60 days of March 2, 2022. Legend Capital Partners has entered into arrangements under which it has pledged 13,144,216 shares of common stock held by Legend Capital Partners to secure loans with financial institutions. Such loans have or will have various requirements to repay all or portion of the loan upon the occurrence of various events, including when the price of common stock goes below certain specified levels. Legend Capital Partners may need to sell shares of our common stock to meet these repayment requirements. Upon a default under one or more of these loans, the lender could sell the pledged shares into the market without limitation on volume or manner of sale. As the Managing Partner of Legend Capital Partners, Mr. Thompson may be deemed to indirectly beneficially own shares held by Legend and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The business address of this stockholder is 1245 Bridgestone Blvd., LaVergne, TN 37086.

(13)

Consists of (i) 56,471,564 shares beneficially owned, directly or indirectly, by our current executive officers and directors, (ii) options to purchase 24,131,593 shares of common stock that are exercisable within 60 days of March 2, 2022, (iii) options to purchase 930,797 shares of common stock pursuant to the Founder Stock Option Plan, (iv) 212,882 shares underlying exercisable private warrants and (v) 140,601 RSUs that vest within 60 days of March 2, 2022.

(14)

Based on a Form 4 filed jointly on February 9, 2022, by Trevor R. Milton and M&M Residual. M&M Residual is wholly-owned by Mr. Milton and Mr. Milton has sole voting and dispositive power over shares held by M&M Residual. Consists of 1,250,000 shares held by Mr. Milton’s spouse and 48,115,986 shares held by M&M Residual. The business address of this stockholder is P.O. Box 50608, Phoenix, AZ 85076.

(15)

Based on Schedule 13D filed jointly on June 15, 2020, by Iveco and CNHI. Iveco is a wholly-owned subsidiary of CNHI. CNHI and Iveco may be deemed to share the power to vote or to direct the vote of and to dispose or to direct the disposition of all of the Shares owned by Iveco. The business address of this stockholder is 25 St. James’ Street, London, SW1A 1HA, United Kingdom.

(16)

Based on a Schedule 13G filed on March 10, 2022 by Norges Bank (Central Bank of Norway) (“Norges”). Norges has sole voting and dispositive power with respect to 20,663,395 shares and shared dispositive power with respect to 215,730 shares. The principal address for Norges is Bankplassen 2, P.O. Box 1179 Sentrum, NO 0107 Oslo, Norway.

NIKOLA CORPORATION | 46

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.nikolamotor.com. All members of the audit committee meet the independence standards established by Nasdaq.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee

Steven Shindler, Chair

Sophia Jin

Michael L. Mansuetti

47 | 2022 PROXY STATEMENT

PROPOSAL 2 — AMENDMENT TO RESTATED CERTIFICATE TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

PROPOSAL 2 — AMENDMENT TO OUR RESTATED CERTIFICATE TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

BACKGROUND

Our Restated Certificate currently authorizes us to issue a total of 600,000,000 shares of common stock and 150,000,000 shares of preferred stock, $0.0001 par value (“Preferred Stock”). On March 10, 2022, our board of directors unanimously approved an amendment to the Restated Certificate to authorize an additional 200,000,000 shares of common stock (the “Amendment”), subject to stockholder approval. Our board of directors has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Amendment by our stockholders.

PROPOSED AMENDMENT

Our board of directors is proposing the Amendment, in substantially the form attached hereto as Appendix A, to increase the number of authorized shares of our common stock from 600,000,000 shares to 800,000,000 shares, which would in turn increase the total number of shares of all classes of Company capital stock from 750,000,000 to 950,000,000. Of the 600,000,000 shares of common stock currently authorized by the Restated Certificate and as of the December 31, 2021, 413,340,550 shares of common stock were issued and outstanding which excludes (i) 28,996,160 shares of common stock issuable upon the exercise of outstanding options granted under Legacy Nikola’s 2017 Stock Option Plan with a weighted-average exercise price of $1.28 per share, (ii) 14,909,253 shares of common stock available for future issuance under our 2020 Stock Plan, (iii) 4,000,000 shares of common stock available for issuance under our 2020 Employee Stock Purchase Plan, (iv) 25,496,384 shares of common stock underlying restricted stock units granted pursuant to our 2020 Stock Plan, (v) 760,915 shares of common stock issuable upon the exercise of outstanding private warrants to purchase common stock, with an exercise price of $11.50 per share, (vi) up to 3,643,644 shares of common stock that were available for issuance to Tumim Stone Capital LLC (“Tumim”) pursuant to a Common Stock Purchase Agreement entered into with us on June 11, 2021 (the “First Purchase Agreement”) and (vii) up to 28,790,787 shares of common stock that may be available for issuance to Tumim pursuant to a Common Stock Purchase Agreement entered into with us on September 24, 2021 (together with the First Purchase Agreement, the “Purchase Agreements”). There are no shares of Preferred Stock currently outstanding and no changes to the Restated Certificate are being proposed with respect to the number of authorized shares of Preferred Stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any respect.

REASONS FOR THE AMENDMENT

Our board of directors believes the Amendment is advisable and in the best interests of the Company and our stockholders to make available for future issuance a sufficient number of authorized shares of common stock to give us appropriate flexibility to issue shares for future corporate needs. The additional authorized shares would provide us with increased financing and capital raising flexibility to support our need for additional capital to support the growth of our business and could be used for other business and financial purposes that our board of directors deems are in the Company’s best interest, including the acquisition of other companies businesses or products in exchange for common stock, attraction and retention of employees through the issuance of additional securities under our equity incentive plans, and implementation of stock splits and issuance of dividends in the future. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital in order to support our business objectives, and may lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.

The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise (as described above), in most cases without the necessity of holding a special stockholders’ meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or the listing rules of Nasdaq (the “Nasdaq listing rules”) or any other stock exchange on which our securities may be listed.

NIKOLA CORPORATION | 48

PROPOSAL 2 — AMENDMENT TO RESTATED CERTIFICATE TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Other than issuances pursuant to equity incentive plans (or upon the exercise of securities issued pursuant to equity incentive plans), as of the date of this Proxy Statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal and there are no negotiations pending with respect to the issuance thereof for any purpose. However, we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the Company and our stockholders.

RIGHTS OF ADDITIONAL AUTHORIZED SHARES

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock and no further authorization of the stockholders is contemplated to be obtained for the issuance of shares of common stock being authorized pursuant to this Proposal 2. Therefore, should our board of directors determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

POTENTIAL EFFECTS OF THE AMENDMENT

The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. Our board of directors will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or Nasdaq listing rules or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to any future earnings per share of our common stock.

Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, our board of directors could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current board of directors. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of the Company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

EFFECTIVENESS OF THE AMENDMENT AND REQUIRED VOTE

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, the Restated Certificate will not be amended and the number of authorized shares of common stock will remain unchanged. The affirmative vote of the holders of a majority of the shares then outstanding of our common stock is required to approve the Amendment. As a result, abstentions will have the effect of a vote “AGAINST” this proposal.

✓	The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment to the Restated Certificate to Increase the Authorized Number of Shares of Common Stock from 600,000,000 to 800,000,000.

49 | 2022 PROXY STATEMENT

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2021 compensation of our named executive officers.

At our 2021 annual meeting of stockholders (the “2021 Annual Meeting”), we asked our stockholders to indicate their support for our named executive officer compensation as described in the proxy statement for the 2021 Annual Meeting. At the 2021 Annual Meeting, we received 99,940,828 votes “for,” 7,767,137 votes “against” and 120,050,623 abstentions for the non-binding advisory vote to approve the compensation of our named executive officers, of which “for” votes represented 43.9% of the voting power present or represented by proxy at the 2021 Annual Meeting and entitled to vote for such proposal. Of the abstentions, 79,659,795, or 66.4% of the abstentions, were from a single stockholder. Excluding the shares held by such single stockholder from the aggregate voting power present or represented by proxy at the 2021 Annual Meeting and entitled to vote for the named executive officer compensation, 67.5% of the shares voted “for” the named executive officer compensation. In addition, excluding all abstentions from the aggregate voting power present or represented by proxy at the 2021 Annual Meeting and entitled to vote for the named executive officer compensation, 92.8% of the shares voted for the named executive officer compensation. Our compensation committee reviewed such vote at the 2021 Annual Meeting, noting that of the shares that were voted “for” or “against,” as opposed to abstentions, the number of “for” votes was significantly larger than the number of votes “against” the compensation of our named executive officers, and determined that a majority of our stockholders present or represented by proxy at the 2021 Annual Meeting and entitled to vote thereon, excluding all abstentions, voted “for” our named executive officer’s compensation.

The compensation committee considered the results of the vote on the 2020 named executive officer compensation on our executive compensation program as part of its annual executive compensation review. Our board of directors values the opinions of our stockholders and our compensation committee will continue to consider the outcome of future named executive officer compensation votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers. The next vote, on a nonbinding, advisory basis, regarding the compensation of our named executive officers will take place at the 2023 annual meeting of stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or the compensation committee of the board of directors. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

✓	The Board of Directors Recommends a Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers.

NIKOLA CORPORATION | 50

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Ernst & Young LLP has audited our financial statements since 2018. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year ended December 31,
	2021	2020
	(In thousands)

Audit Fees(1)	$1,320,000	$933,895

Audit-related Fees	—	—

Tax Fees(2)	73,000	278,292

All Other Fees(3)	1,350	1,000

	$1,394,350	$1,213,187

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, including, the aggregate fees billed for 2021 and 2020 for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial information included in our Exchange Act filings and review of the financial information included in our S-1 related to our pro forma in connection with the Business Combination.

(2)	Tax fees consist of consulting work and assistance related to tax compliance.

(3)	All other fees consist of the cost of our subscription to an accounting research tool provided by Ernst & Young LLP.

PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and our stockholders.

✓	The Board of Directors Recommends a Vote “FOR” the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm

51 | 2022 PROXY STATEMENT

DELINQUENT SECTION 16(A) REPORTS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2021, with the exception of the following: a Form 4 for Pablo M. Koziner required to be filed by December 8, 2021 was filed on December 9, 2021; and a Form 4 by Trevor R. Milton and M&M Residual required to be jointly filed January 15, 2021 was filed on February 16, 2021.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 8, 2022. Proposals should be sent to our Secretary at Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2023 annual meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2023 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2023 annual meeting of stockholders, notice must be received between December 8, 2022 and January 7, 2023. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

NIKOLA CORPORATION | 52

OTHER MATTERS

OTHER MATTERS

Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By order of the Board of Directors

/s/ Britton M. Worthen

Britton M. Worthen

Chief Legal Officer and Secretary

Phoenix, Arizona

                    , 2022

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2021 in writing to our Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of April 4, 2022, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.nikolamotor.com.

53 | 2022 PROXY STATEMENT

NOTE REGARDING FORWARD-LOOKING STATEMENTS

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our business plans and our mission; expected timing with respect to the build out of our manufacturing facilities; our efforts to seek diversity on our board of directors; expectations regarding our new officers and directors; objectives of our compensation program and related expectations; and expectations regarding our ESG program.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model, including market acceptance of our planned products and services; changes in applicable laws or regulations; risks associated with the outcome of any legal, regulatory or judicial proceedings; the effect of the COVID-19 pandemic on our business; our ability to raise capital; our ability to compete; the success of our business collaborations; regulatory developments in the United States and foreign countries; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; our history of operating losses; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. We disclaim any intent or obligation to update these forward-looking statements.

NIKOLA CORPORATION | 54

Appendix A

CERTIFICATE OF AMENDMENT OF

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

NIKOLA CORPORATION

Nikola Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 23, 2018 under the name VectoIQ Acquisition Corp.

2. This amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.

3. Subsection A of ARTICLE IV of the Second Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:

“Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is nine hundred fifty million (950,000,000), of which eight hundred million (800,000,000) shares shall be Common Stock, $0.0001 par value per share (“Common Stock”), and of which one hundred fifty million (150,000,000) shares shall be Preferred Stock, $0.0001 par value per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.”

4. All other provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.

A-1 | 2022 PROXY STATEMENT

APPENDIX A

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized Chief Legal Officer this     th day of                    , 2022.

NIKOLA CORPORATION

By:
Britton M. Worthen, Chief Legal Officer

NIKOLA CORPORATION | A-2